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                                                                       EXHIBIT 5


                      [FULLER, TUBB & POMEROY LETTERHEAD]


                                August 21, 1996


T.E. King, President
Dransfield China Paper Corporation
49 Strawberry Lane, Suite 200
Palos Verdes Peninsula, CA 90274


Dear Mr. King:

            In connection with the preparation and filing of a Form S-4 Registration Statement under the Securities Act of 1933, to be filed by Dransfield China Paper Corporation for the purpose of registering 9,300,000 shares of its Common Stock ("the Merger Shares"), 2,300,000 shares of its Series A Preferred Stock ("the Merger Preferred Shares"), 386,004 Common Stock Purchase Warrants ("the Merger Warrants"), and 386,004 shares of Common Stock underlying the Merger Warrants ("the Warrant Shares"), all of which are to be available for a proposed merger with Dransfield Paper Holdings Limited, a British Virgin Islands corporation, and in connection with the preparation and filing of a Form S-1 Registration Statement under the Securities Act of 1933, to be filed by Dransfield China Paper Corporation for the purpose of registering for a secondary distribution 461,572 shares of its Common Stock ("the Spinoff Shares"), 38,428 shares of its Common Stock ("the Escrow Shares"), 500,000 Common Stock Purchase Warrants ("the U.S. Warrants") and 500,000 shares of its Common Stock underlying the U.S. Warrants ("the U.S. Shares"), we have acted as counsel to Dransfield China Paper Corporation ("the Company") in the organization of the Company and the preparation of the S-1 and S-4 Registration Statements. We advise you that we are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of documents, corporate records, or other instruments relating to the incorporation of the Company, the authorization and the issuance of the Merger Shares, the Merger Preferred Shares, the Merger Warrants, the Warrant Shares, the Spinoff Shares, the Escrow Shares, the U.S. Warrants, and the U.S. Shares including the following:

            (a)   Memorandum of Association of the Company;


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            (b)   Articles of Association of the Company;

            (c) Corporate proceedings and filings reflected in the minutes of the Company as certified to by the secretary of the Company;

            (d) Specimen certificates representing the Merger Shares, the Merger Preferred Shares, the Merger Warrants, the Merger Shares, and the Spinoff Shares, the Escrow Shares, the U.S. Warrants, and the U.S. Shares;

            (e) The S-1 and S-4 Registration Statements relating to the Merger Shares, the Merger Preferred Shares, the Merger Warrants, the Warrant Shares, the Spinoff Shares, the Escrow Shares, the U.S. Warrants, and the U.S. Shares to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended; and

            (f) A letter of British Virgin Islands counsel who assisted in the incorporation of the Company and who has opined to me on the matters described herein insofar as they rest or depend upon the laws of the British Virgin Islands.

            Based solely on the foregoing, we are of the opinion that:


            1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the British Virgin Islands.

            2. The Company has corporate power to conduct the business now being conducted and is duly authorized and in good standing to do business in the jurisdiction in which its ownership of property or the conduct of its business legally requires that authorization.

            3. The Company has an authorized capitalization as set forth in the Registration Statements, and the Merger Shares, the Merger Preferred Shares, the Merger Warrants, the Warrant Shares, the Spinoff Shares, the Escrow Shares, the U.S. Warrants, and the U.S. Shares conform to the statements concerning them in the Registration Statements.

            4. The Merger Shares, the Merger Preferred Shares, the Merger Warrants, the Warrant Shares, the Spinoff





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                  Shares, the Escrow Shares, the U.S. Warrants, and the U.S.
                  Shares have been duly and validly authorized, and the Spinoff Shares and the outstanding Series B Preferred Shares have been validly issued. The Merger Shares, the Merger Preferred Shares, the Merger Warrants, the Warrant Shares, the Escrow Shares, the U.S. Warrants, and the U.S. Shares, when issued, will be, legally issued, fully paid and non-assessable.

            5. No consent, approval, authorization, or other order of any regulatory authority or third party is legally required for the valid issuance of the Merger Shares, the Merger Preferred Shares, the Merger Warrants, the Warrant Shares, the Escrow Shares, the U.S. Warrants, and the U.S. Shares, other than the order making effective the registration of the Merger Shares, the Merger Preferred Shares, the Merger Warrants, the Warrant Shares, the Escrow Shares, the U.S. Warrants, and the U.S. Shares, which order must be issued by the Securities and Exchange Commission.

            6. The Agreement of Merger between the Company and Dransfield Paper Holdings Limited has been duly authorized by all necessary corporate action of the Company and of Dransfield Paper Holdings Limited and is a valid and binding agreement on the part of the Company and of Dransfield Paper Holdings Limited, subject, however, to the approval of their shareholders.

            7. The consummation of the transactions contemplated in the Registration Statements will not result in a breach of any of the terms and provisions of, or constitute a default under, any notes, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company to its knowledge is now a party, or the Memorandum of Association of and Articles of Association of the Company.

            8. I do not know, and you have advised me that you do not know, of any legal or governmental proceeding pending or threatened to which the Company is a party, or of which the property of the Company is the subject, of a character required to be disclosed in the Registration Statements that is not disclosed and properly described in this document; and you and I do not know of any contracts of a character to be disclosed in the





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                  Registration Statements that are not disclosed, filed and
                  properly summarized in such document.

            9. The Registration Statements and any further amendments and supplements to these documents made by the Company prior to the effective date of the Merger described in the Forms S-1 and S-4 Registration Statements comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the applicable rules and regulations of the Securities and Exchange Commission. I have no reason to believe that the Registration Statements contain an untrue statement of a material fact or omit to state any material fact required to be stated in these documents or necessary to make the statements in them not misleading.

                                        Very truly yours,

                                        /s/ Thomas J. Kenan

                                        Thomas J. Kenan

TJK:ss





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